Exhibit 99.1
Delisting of Securities of Midwest Banc Holdings, Inc. from The NASDAQ Stock Market
NEW YORK, June 08, 2010 — The NASDAQ Stock Market announced today that it will delist the common and preferred stock of Midwest Banc Holdings, Inc. Midwest Banc Holdings, Inc.’s stock was suspended on May 26, 2010 and has not traded on NASDAQ since that time. NASDAQ will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting becomes effective ten days after the Form 25 is filed. For news and additional information about the company, including the basis for the delisting and whether the company’s securities are trading on another venue, please review the company’s public filings or contact the company directly.
For more information about The NASDAQ Stock Market, visit the NASDAQ Web site at http://www.nasdaq.com. NASDAQ’s rules governing the delisting of securities can be found in the NASDAQ Rule 5800 Series, available on the NASDAQ Web site: http://www.cchwallstreet.com/NASDAQTools/bookmark.asp?id=nasdaq-rule_5800&manual=/nasdaq/main/nasdaq- equityrules/.